Exhibit 10.1
THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN

Article 1.    Establishment, Purpose and Duration

1.1    Establishment of the Plan. The Allstate Corporation, a Delaware corporation (hereinafter, together with any successor as provided in Article 18 herein, referred to as the "Company"), hereby establishes an incentive compensation plan for employees, as set forth in this document. The Plan permits the grant of nonqualified stock options (NQSOs), incentive stock options (ISOs), stock appreciation rights (SARs), unrestricted stock, restricted stock, restricted stock units, performance units, performance stock, and other awards as set forth herein.

The Plan was formerly known as “The Allstate Corporation 2001 Equity Incentive Plan.” The Plan was approved by the Board of Directors on March 13, 2001, and became effective when approved by the Company's stockholders on May 15, 2001 (the "Effective Date"). The Plan was amended by the Board of Directors on March 9, 2004. On March 14, 2006 the Plan was amended and restated effective upon approval by stockholders at the 2006 Annual Meeting of Stockholders on May 16, 2006. The Plan was further amended and restated by the Board of Directors at meetings held on September 10, 2006, February 20, 2007, and September 15, 2008. On March 10, 2009, the Plan was amended, restated, and renamed as “The Allstate Corporation 2009 Equity Incentive Plan,” effective upon approval by stockholders at the 2009 Annual Meeting of Stockholders on May 19, 2009. The Plan was further amended and restated on February 22, 2011, and February 21, 2012. On February 18, 2013, the Plan was amended, restated, and renamed The Allstate Corporation 2013 Equity Incentive Plan and was effective upon approval by stockholders at the Company’s 2013 annual stockholders meeting. The Plan was further amended and restated on February 19, 2014, and July 24, 2018. On February 8, 2019, the Plan was amended and restated as set forth herein, and renamed The Allstate Corporation 2019 Equity Incentive Plan and was effective upon approval by stockholders at the Company’s 2019 Annual Meeting of Stockholders and shall thereafter remain in effect as provided in Section 1.3 herein. The provisions of The Allstate Corporation 2019 Equity Incentive Plan apply to Awards granted on or after the date of the Company’s 2019 Annual Meeting of Stockholders. Provisions in effect prior to the Company’s 2019 Annual Meeting of Stockholders apply to Awards granted before that date. For the avoidance of doubt, this February 8, 2019 amendment and restatement shall not affect the terms or conditions of any Performance-Based Compensation or other Awards that were in effect on November 2, 2017, and such Awards shall not be deemed to be modified in any way as a result of the February 8, 2019 amendment and restatement. The Plan was further amended and restated on February 19, 2020.

1.2    Purpose of the Plan. The primary purpose of the Plan is to provide a means by which employees of the Company and its Subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract and retain employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

1.3    Duration of the Plan. The Plan was initially effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Stock subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2.    Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1    Award means, individually or collectively, an award under the Plan of NQSOs, ISOs, SARs, Unrestricted Stock, Restricted Stock, Restricted Stock Units, Performance Units, Performance Stock, or any other type of award permitted under Article 10 of the Plan.

2.2    Award Agreement means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3    Base Value of an SAR means the Fair Market Value of a share of Stock on the date the SAR is granted.

2.4    Beneficiary means a person or entity designated as a beneficiary in accordance with Section 6.6 or other applicable Section of the Plan.

2.5    Beneficiary Designation Form means a form provided by the Company for the purpose of designating a beneficiary in accordance with Section 6.6 or other applicable Section of the Plan.

2.6    Board or Board of Directors means the Board of Directors of the Company.

2.7    Business Day means any day on which the principal securities exchange on which the shares of the Company's Stock are then listed or admitted to trading is open.
2.8    Change in Control means the occurrence of any one or more of the following:
(a) (Voting Power) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons, ownership of stock of the Company possessing 30% or more of the combined voting power of all Voting Securities of the Company (such a Person or group that is not a Similarly Owned Company (as defined below), for purposes of this Section 2.8, a “More than 30% Owner”), except that no Change in Control shall be deemed to have occurred solely by reason of such ownership by a corporation with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the combined voting power of the Voting Securities of such corporation are then owned, directly or indirectly, by the Persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be (for purposes of this section 2.8, a “Similarly Owned Company”); or

(b) (Majority Ownership) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires ownership of more than 50% of the voting power of all Voting Securities of the Company or of the total fair market value of the stock of the Company (for purposes of this Section 2.8, such a Person or group that is not a Similarly Owned Company, a “Majority Owner”), except that no Change in Control shall be deemed to have occurred solely by reason of such ownership by a Similarly Owned Company; or

(c) (Board Composition) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election (for purposes of this Section 2.8, “Board Turnover”); or

(d) (Reorganization) the consummation of a merger, reorganization, consolidation, or similar transaction, or of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company, or a plan of liquidation of the Company (for purposes of this Section 2.8, any of the foregoing, a “Reorganization Transaction”) that does not qualify as an Exempt Reorganization Transaction (for purposes of this Section 2.8, “Exempt Reorganization Transaction” shall mean a Reorganization Transaction that fails to result in (i) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) becoming a More than 30% Owner or a Majority Owner, (ii) Board Turnover, or (iii) a sale or disposition to any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) of the assets of the Company that have a total Gross Fair Market Value equal to at least forty percent (40%) of the total Gross Fair Market Value of all of the assets of the Company immediately before such transaction. For purposes of this Section 2.8, “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.).

Notwithstanding anything contained herein to the contrary: (i) no transaction or event shall constitute a Change in Control for purposes of this Plan unless the transaction or event constituting the Change in Control also constitutes a change in the ownership of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), a change in effective control of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)) or a change in the ownership of a substantial portion of the assets of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)); and (ii) no sale or disposition of one or more Subsidiaries (“Sale Subsidiary”) or the assets thereof shall constitute a Change in Control for purposes of this Plan if the investments in and advances by the Company and its Subsidiaries (other than the Sale Subsidiaries) to such Sale Subsidiary as of immediately prior to the sale or disposition determined in accordance with Generally Accepted Accounting Principles (“GAAP”) (but after intercompany eliminations and net of the effect of intercompany reinsurance) are less than 51% of the Consolidated Total Shareholders’ Equity of the Company as of immediately prior to the sale or disposition. “Consolidated Total Shareholders’ Equity” means, at any date, the total shareholders’ equity of the Company and its Subsidiaries at such date, as reported in the consolidated financial statements prepared in accordance with GAAP.

2.9    CIC Plan means The Allstate Corporation Change in Control Severance Plan.

2.10    Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

2.11    Committee means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

2.12    Company has the meaning provided in Section 1.1 herein.

2.13    Covered Employee means any Participant who would be considered a "covered employee" for purposes of Section 162(m) of the Code.

2.14    Disability means an impairment which renders a Participant disabled within the meaning of Code Section 409A(a)(2)(C).

2.15    Dividend Equivalent means, with respect to Stock subject to an Award (other than an Option or SAR), a right to be paid an amount equal to cash dividends, other than large, nonrecurring cash dividends, declared on an equal number of outstanding shares of Stock.

2.16    Eligible Person means a Person who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.17    Employee means any individual classified or designated by the Company or any Subsidiary as an employee, who is on the local payroll records thereof and who is not covered by any collective bargaining agreement to which the Company or any Subsidiary is a party. An Employee shall not include any individual during any period he or she is classified or designated by the Company or any Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency, or any other entity other than the Company or any Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or any Subsidiary during such period.

2.18    Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19    Exercise Period means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

2.20    Fair Market Value means the price at which a share of the Stock was last sold in the principal United States market for the Stock as of the date for which fair market value is being determined. Notwithstanding anything herein to the contrary, to the extent necessary to comply with or be exempt from Section 409A, Fair Market Value shall be determined in accordance with Treasury Regulation Section 1.409A-1(b)(5)(iv).

2.21    Family Member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, or sibling, including adoptive relationships, a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% percent of the voting interests.

2.22    Freestanding SAR means an SAR that is not a Tandem SAR.

2.23    Full-Value Award means an Award granted on or after May 19, 2009, other than an Option or a SAR.

2.24    Incentive Stock Option or ISO means an option to purchase Stock, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

2.25    Nonqualified Stock Option or NQSO means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

2.26    Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.27    Option Exercise Price means the price at which a share of Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

2.28    Participant means an Eligible Person who has outstanding an Award granted under the Plan.

2.29    Performance-Based Compensation means an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code as set forth in Section 162(m)(4)(C) of the Code as in effect prior to the Tax Cuts and Jobs Act of 2017.

2.30    Performance Goals means the performance goals established by the Committee, which may be based on one or more of the following measures or such other measures established by the Committee with respect to Awards that are not Performance-Based Compensation: sales, revenues, premiums, financial product sales, earnings per share, book value, stockholder return and/or value, funds from operations, operating income, gross income, net income, combined ratio, underwriting income, cash flow, return on equity, return on capital, return on assets, values of assets, market share, net earnings, earnings before interest, operating ratios, expenses, stock price, customer satisfaction, customer retention, customer loyalty, strategic business criteria based on meeting specified revenue goals, market penetration goals, investment performance goals, business expansion goals or cost targets, accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions, profit returns and margins, financial return ratios, market performance and/or risk-based capital goals or returns. Performance Goals may be based solely on a corporate, subsidiary, business unit, or other grouping basis, or a combination thereof, and may be before or after tax. Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

2.31    Performance Period means the time period during which Performance Unit/Performance Stock Performance Goals must be met.

2.32    Performance Stock means an Award described in Article 9 herein.

2.33    Performance Unit means an Award described in Article 9 herein.

2.34    Period of Restriction means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way, as provided in Article 8 herein.

2.35    Person means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity, or government instrumentality, division, agency, body, or department.

2.36    Plan means The Allstate Corporation 2019 Equity Incentive Plan.

2.37    Post-Change Period means the period commencing on the date on which a Change in Control first occurs and ending on the second anniversary of the date on which a Change in Control first occurs.

2.38    Qualified Restricted Stock means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify as Performance-Based Compensation.

2.39    Qualified Restricted Stock Unit means an Award of Restricted Stock Units designated as Qualified Restricted Stock Units by the Committee at the time of grant and intended to qualify as Performance-Based Compensation.

2.40	Restricted Stock means an Award described in Article 8 herein.

2.41    Restricted Stock Unit means an Award described in Article 8 herein.

2.42    Retirement or Normal Retirement, unless otherwise provided by the Committee or in the Award Agreement, means a Participant's Termination of Employment with the Company or a Subsidiary, if such termination date occurs on or after the Participant attains age fifty-five (55) with ten (10) years of service, or age sixty (60) with five (5) years of service.

2.43    Section 409A shall have the meaning set forth in Section 19.5 herein.

2.44    Section 16 Officer means any Eligible Person who was designated by the Board as an officer for purposes of Section 16 of the Exchange Act.

2.45    Securities Act means the Securities Act of 1933, as amended.

2.46    Stock means the common stock, $.01 par value, of the Company.

2.47    Stock Appreciation Right or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one share of Stock.

2.48    Subsidiary means any corporation, business trust, limited liability company, or partnership with respect to which the Company owns, directly or indirectly, (a) more than 50% of the equity interests or partnership interests or (b) Voting Securities representing more than 50% of the aggregate Voting Power of the then-outstanding Voting Securities.

2.49    Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase Stock under the related Option (and when Stock is purchased under the Option, the Tandem SAR shall be similarly canceled).

2.50    Termination of Employment occurs the first day on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries, or with respect to an individual who is an Employee of a Subsidiary, the first day on which the Company no longer owns, directly or indirectly, at least 50% of the equity interests or partnership interests in, or Voting Securities possessing at least 50% of the Voting Power of, such Subsidiary. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment. Notwithstanding anything herein to the contrary, no issuance of Stock or payment of cash shall be made upon a Termination of Employment with respect to any Award that constitutes deferred compensation for purposes of Section 409A unless the Termination of Employment constitutes a "separation from service" as that term is used in Section 409A(a)(2)(A)(i) of the Code.

2.51    Unrestricted Stock means an Award of Stock not subject to restrictions described in Article 8 herein.

2.52    Voting Power means the combined voting power of the then-outstanding Voting Securities entitled to vote generally in the election of directors.

2.53    Voting Securities of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

Article 3.    Administration

3.1    The Committee. The Plan shall be administered by the Compensation and Succession Committee or such other committee (the "Committee") as the Board of Directors shall select, consisting solely of two or more nonemployee members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2    Authority of the Committee. The Committee shall have full power and discretion except as limited by law or the articles of incorporation or the bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine when Awards may be granted and to grant Awards under the Plan; to determine the size and types of Awards; to determine all terms and conditions of such Awards; to assess whether Performance Goals have been met; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; to amend the terms and conditions of any outstanding Award, including but not limited to amendments with respect to exercisability and non-forfeitability of Awards upon a Termination of Employment; to make such adjustments or modifications to Awards to Participants working outside the United States as are necessary or advisable to fulfill the purposes of the Plan; to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award; and to authorize any action of or make any determination by the Company as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan; provided, however, that the

Committee may not amend the terms and conditions of any outstanding Award so as to adversely affect in any material way such Award without the written consent of the Participant holding such Award (or if the Participant is not then living, the Participant's Beneficiary, personal representative or estate, as applicable), unless such amendment is required by applicable law; and provided, further, that any discretion exercised by the Committee pursuant to Section 4.2 shall not be deemed to adversely affect in any material way an Award. The Committee may designate which employees of Subsidiaries participate in the Plan and may authorize the adoption of foreign sub-plans as provided in Article 14. Further, the Committee shall interpret and make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3    Delegation of Authority. Notwithstanding the general authority of the Committee to grant Awards under the Plan, the Board may, by resolution, expressly delegate to another committee, established by the Board and consisting of one or more employee or non-employee directors, the authority, within parameters specified by the Board, to determine the Eligible Persons to receive Awards; to determine when Awards may be granted and to grant Awards under the Plan; to determine the size and types of Awards; and to determine the terms and conditions of such Awards; provided, however that such committee may not grant Awards to Eligible Persons who (i) are subject to Section 16 of the Exchange Act at the time of grant, or (ii) are at the time of grant, or are anticipated to become during the term of the Award, Covered Employees. Such committee shall report regularly to the Committee, who shall report to the Board, regarding any Awards so granted.

3.4    Delivery of Stock by Company; Restrictions on Stock. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Stock or benefits under the Plan unless the Participant's tax obligations have been satisfied as set forth in Article 16 and unless such delivery would comply with all applicable laws (including, without limitation, the Code, the Securities Act, and the Exchange Act) and applicable requirements of any securities exchange or similar entity; provided, however, that if the Company cannot deliver any Stock or benefits under the Plan due to such laws or requirements, the Company shall provide equivalent value to any affected Participant.

The Committee may impose such restrictions on any Stock acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Stock is then listed and/or traded, and with any blue sky or state securities laws applicable to such Stock.

3.5    Vesting and Post-Vesting Holding Requirements. Notwithstanding anything in the Plan to the contrary, no portion of any Full-Value Awards, Options and SARs granted after July 24, 2018, shall vest based on employment with the Company or its Subsidiaries prior to the first anniversary of the date on which such Award is granted, except in connection with death, Disability, Retirement, Termination of Employment without cause or a Change in Control, and except that up to five percent (5%) of the aggregate number of shares of Stock authorized for issuance under the Plan may be issued pursuant to Full-Value Awards, Options and SARs without regard to the employment vesting requirements of this Section 3.5. In addition, the Committee may impose a mandatory post-vesting holding period on any Awards or shares of Stock received pursuant to Awards made under the Plan, according to the terms and conditions it determines in its sole discretion, and sets forth in the applicable Award Agreement. Any post-vesting holding periods shall lapse in the event of the Participant’s death, Disability, Termination of Employment without cause or a Change in Control.

3.6    No Repricing or Reload Options. Notwithstanding any provision of the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, a Change in Control or the transactions or events described in Section 4.2) the Committee shall not, without the approval of the Company’s stockholders, (i) reduce the Option Exercise Price of an Option or reduce the Base Value of a SAR after it is granted, (ii) cancel outstanding Options or SARs in exchange for other Awards or Options or SARs with an Option Exercise Price or Base Value, as applicable, that is less than the Option Exercise Price or Base Value of the original Options or SARs, (iii) cancel an outstanding Option or SAR when the Option Exercise Price or Base Value, as applicable, exceeds the Fair Market Value of a share of the Stock in exchange for cash or other securities, or (iv) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the New York Stock Exchange. No Option may be granted to any Participant on account of the use of Stock by the Participant to exercise a prior Option.
3.7    Change in Control.    The Committee may provide in any Award Agreement for provisions relating to a Change in Control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of performance goals with respect to, any outstanding Awards; provided, however, that, with respect to any Award that is continued, assumed or substituted with a substantially equivalent award in connection with a Change in Control, in addition to any conditions provided for in the Award Agreement, any acceleration of the vesting, exercisability of, or the lapse of restrictions or deemed satisfaction of performance goals with respect to any outstanding Awards in connection with a Change in Control may occur only if during the Post-Change Period, (i) the Participant has a Termination of Employment initiated by the Company or any of its Subsidiaries other than for “cause” (as defined in the Award Agreement), death or Disability or (ii) the Participant is a participant in the CIC Plan and the Participant’s Termination of Employment is initiated by the Participant for “good reason” (as defined in the CIC Plan).

3.8    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Eligible Persons, Employees, Participants, and their Beneficiaries and estates. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

3.9    Costs. The Company shall pay all costs of administration of the Plan.

Article 4.    Stock Subject to the Plan

4.1    Number of Shares. Subject to Section 4.2 herein, the maximum number of shares of Stock available for awards under the Plan shall be 103,630,000 shares (which includes 37,000,000 shares originally provided in the Plan as approved by stockholders in 2001, 12,000,000 shares as approved by stockholders in 2006, 21,380,000 shares as approved by stockholders in 2009, 19,850,000 shares as approved by stockholders in 2013, and 13,400,000 additional shares as approved by stockholders in 2019), plus 6,815,597 shares of Stock remaining for awards pursuant to the terms of The Allstate Corporation Equity Incentive Plan. The number of shares of Stock to which an Award pertains shall be counted against the maximum share limitation of this Section 4.1 as two and one-tenth (2.1) shares of Stock for each Full-Value Award and as one (1) share of Stock for each other type of Award. Shares of Stock underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares of Stock that are potentially deliverable under an Award that expires or is cancelled, forfeited, settled in cash or otherwise settled without delivery of shares of Stock shall not be treated as having been issued under the Plan. With respect to an SAR that is settled in Stock, the full number of shares underlying the exercised portion of the SAR shall be treated as having been issued under the Plan, regardless of the number of shares used to settle the SAR upon exercise. Shares of Stock that are tendered or withheld to satisfy tax withholding obligations related to an Award or to satisfy the Option Exercise Price related to an Option or other Award shall be deemed to be shares of Stock issued under the Plan. If, before June 30, 2003, the Option Exercise Price was satisfied by tendering Stock, only the number of shares issued net of the shares tendered shall be deemed issued under the Plan. For avoidance of doubt, if a share of Stock that underlies an Award other than a Full-Value Award was counted against the maximum share limitation of this Section 4.1 and pursuant to this Section 4.1 subsequently is treated as having not been issued under the Plan, the maximum share limitation of this Section 4.1 shall be credited with one share of Stock, and if a share of Stock pertaining to a Full-Value Award was counted against the maximum share limitation of this Section 4.1 and pursuant to this Section 4.1 subsequently is treated as having not been issued under the Plan, the maximum share limitation of this Section 4.1 shall be credited with 2.1 shares of Stock. Stock granted pursuant to the Plan may be (i) authorized but unissued shares of common stock or (ii) treasury stock.

4.2    Adjustments in Authorized Stock and Awards. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (i) the number and kind of shares of Stock available for grant under the Plan, (ii) the number of shares of Stock or Awards that may be granted to any individual under the Plan or that may be granted pursuant to the Plan any Articles or any type of Award, and (iii) the number and kind of shares of Stock or units subject to and the Option Exercise Price or Base Value (if applicable) of any then outstanding Awards of or related to shares of Stock. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence shall be made as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. In either case, any such adjustment shall be final, conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Board upon recommendation of the Committee, the number of shares of Stock subject to an Award shall always be a whole number. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

4.3     Award Limitations. Subject to Section 4.2 above, the following limitations shall apply to Awards intended to qualify as Performance-Based Compensation: (i) the total number of shares of Stock with respect to which Options or SARs may be granted in any calendar year to any Eligible Person shall not exceed 4,000,000 shares; (ii) the total number of shares of Qualified Restricted Stock or Qualified Restricted Stock Units that may be granted in any calendar year to any Eligible Person shall not exceed 3,000,000 shares or Units, as the case may be; (iii) the total number of shares of Performance Stock that may be granted in any calendar year to any Eligible Person shall not exceed 4,000,000 shares and the maximum amount that may be paid pursuant to Performance Units granted in any one calendar year to any Eligible Person shall not exceed $10,000,000; (iv) the total number of shares of Stock granted pursuant to Article 10 herein in any calendar year to any Eligible Person shall not exceed 4,000,000 shares; (v) the total cash Award that may be paid pursuant to an Award granted under Article 10 herein in any calendar year to any Eligible Person shall not exceed $10,000,000; and (vi) the aggregate value of cash dividends (other than large, nonrecurring cash dividends) or Dividend Equivalents that a Participant may receive in any calendar year shall not exceed $11,500,000.

Subject to Section 4.2 above, the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options shall be 5,500,000 shares.

Article 5.    Eligibility and Participation

5.1    Eligibility. Persons eligible to participate in the Plan ("Eligible Persons") are all Employees of the Company and its Subsidiaries, as determined by the Committee.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

Article 6.    Stock Options

6.1    Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Stock subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs, or a combination thereof.

6.2    Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option (which shall not be greater than ten (10) years), the number of shares of Stock to which the Option pertains, the Exercise Period, and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a Change in Control. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or NQSO. The Option Exercise Price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. No Dividend Equivalents shall be provided with respect to Options.

6.3    Exercise of and Payment for Options. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

A Participant may exercise an Option at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company, or such method acceptable to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by provision for full payment of the Stock. Notwithstanding anything to the contrary herein, in the event that the final date on which any Option would otherwise be exercisable in accordance with the provisions of this Plan is not a Business Day, the day on which such Option may be exercised is the last Business Day immediately preceding such date.

The Option Exercise Price shall be payable in the discretion of the Committee: (i) in cash or its equivalent, (ii) by tendering (by actual delivery of shares or by attestation) previously acquired Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (iii) by broker-assisted cashless exercise, (iv) with respect to Options granted on and after May 16, 2006, by share withholding, or (v) by a combination of (i), (ii), (iii) and/or (iv).

Options may not be exercised for less than 25 shares of Stock unless the exercise represents the entire remaining balance of the Award.

Stock received upon exercise of an Option may be granted subject to restrictions deemed appropriate by the Committee.

6.4    Termination. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option upon Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

To the extent the Option Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

6.5    Transferability of Options. Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable other than by will or by the laws of descent and distribution. The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Nonqualified Stock Options, the vested portions of which may be transferred by the Participant during his lifetime to any Family Member or pursuant to a domestic relations order. A transfer of an Option pursuant hereto may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company's record of outstanding Options. A transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place. In no event shall an Option be transferred for consideration or transferred to a third-party financial institution.

6.6    Designation of Beneficiary.

(a) Each Participant may designate a Beneficiary who shall have the right to exercise the Option in the event of the Participant’s death. Participants shall designate a Beneficiary by executing a Beneficiary Designation Form. A Beneficiary designation is not binding on the

Company unless it receives a properly completed Beneficiary Designation Form prior to the Participant’s death. If no designation is made or no designated Beneficiary is alive (or in the case of an entity designated as a Beneficiary, in existence) at the time of the Participant’s death, the Participant’s spouse or, if no spouse exists, the executor or personal representative of the Participant’s estate shall have the right to exercise the Option. If there is any question as to the legal right of any Beneficiary to exercise the Option under the Plan, the Company may determine in its sole discretion whether to provide the right of exercise to the executor or personal representative of the Participant’s estate. The Company’s determination shall be binding and conclusive on all persons, and it will have no further liability to anyone with respect to such Option.

(b) A Participant may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form. The execution of a Beneficiary Designation Form revokes and rescinds any prior Beneficiary Designation Form.

6.7    Automatic Exercise. Any unexercised Option granted on or after May 21, 2013, and before February 19, 2014 will be exercised automatically on behalf of the Participant using broker-assisted cashless exercise or other payment method provided under the Plan at the discretion of the Committee on the Business Day immediately preceding the expiration date of the original term as stated in the Option Award Agreement if:
(i) the Fair Market Value of a share of Stock exceeds the Option Exercise Price in the applicable Option Award Agreement on that Business Day, and
(ii) the exercise would result in the payment to Participant of at least $.01 or delivery of at least one share of Stock after payment of the exercise price, any applicable fees and commissions, and all applicable withholding taxes (assuming the appropriate minimum statutory withholding rate).
A Participant may elect not to have automatic exercise apply by written notice to the Committee at any time within the six-month period before the automatic exercise day above.
Article 7.    Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

7.2    SAR Award Agreement. Each SAR award shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value (which shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant), the term of the SAR (which shall not be greater than ten (10) years), the Exercise Period, and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a Change in Control. No Dividend Equivalents shall be provided with respect to SARs.

7.3    Exercise and Payment of SARs. Tandem SARs may be exercised for all or part of the Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised; (iii) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Exercise Price of the ISO; and (iv) the Tandem SAR may be transferred only when the underlying ISO is transferable, and under the same conditions.

Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, or such method acceptable to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

(a)    the excess of (i) the Fair Market Value of a share of Stock on the date of exercise over (ii) the Base Value multiplied by

(b)    the number of shares of Stock with respect to which the SAR is exercised.

Notwithstanding anything to the contrary herein, in the event that the final date on which any SAR would otherwise be exercisable in accordance with the provisions of this Plan is not a Business Day, the day on which such SAR may be exercised is the last Business Day immediately preceding such date.

At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in shares of Stock of equivalent value, or in some combination thereof.

7.4    Termination. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR upon Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants, and may reflect distinctions based on the reasons for termination.

To the extent the SAR Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

7.5    Transferability of SARs. Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such

Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. To the extent the Committee permits the transfer of an SAR, in no event shall an SAR be transferred for consideration or transferred to a third-party financial institution.

7.6    Designation of Beneficiary.

(a) Each Participant may designate a Beneficiary who shall have the right to exercise the SARs in the event of the Participant’s death. Participants shall designate a Beneficiary by executing a Beneficiary Designation Form. A Beneficiary designation is not binding on the Company unless it receives a properly completed Beneficiary Designation Form prior to the Participant’s death. If no designation is made or no designated Beneficiary is alive (or in the case of an entity designated as a Beneficiary, in existence) at the time of the Participant’s death, the Participant’s spouse, or if no spouse exists, the executor or personal representative of the Participant’s estate shall have the right to exercise the SARs. If there is any question as to the legal right of any Beneficiary to exercise the SARs under the Plan, the Company may determine in its sole discretion whether to provide the right of exercise to the executor or personal representative of the Participant’s estate. The Company’s determination shall be binding and conclusive on all persons, and it will have no further liability to anyone with respect to such SARs.

(b) A Participant may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form. The execution of a Beneficiary Designation Form revokes and rescinds any prior Beneficiary Designation Form.

Article 8.    Unrestricted Stock, Restricted Stock, and Restricted Stock Units
8.1    Grant of Unrestricted Stock, Restricted Stock, and Restricted Stock Units. Subject to the terms and conditions of the Plan, Unrestricted Stock, Restricted Stock, and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Unrestricted Stock, Restricted Stock, and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or Restricted Stock Units as Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, in which event it will condition the granting or vesting, as applicable, of such Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, upon the attainment of the Performance Goals selected by the Committee and such other conditions as the Committee may determine based on employment with the Company and its Subsidiaries.

8.2    Unrestricted Stock, Restricted Stock/Restricted Stock Unit Award Agreement. Each grant of Unrestricted Stock, Restricted Stock, and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Unrestricted Stock, Restricted Stock, and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of

Restriction (if applicable), and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a Change in Control.

8.3     Transferability. Except pursuant to a domestic relations order or as otherwise determined by the Committee, Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

8.4    Certificates. No certificates representing Stock shall be delivered to a Participant, and no book entry representing delivery of Stock to a Participant shall be made, until such time as all restrictions applicable to such shares have been satisfied.

8.5    Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate representing such Stock or shall be entitled to book entry delivery of such Stock.

Payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in shares of Stock of equivalent value (or in some combination thereof) which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units at the close of the applicable Period of Restriction.

8.6    Voting Rights. During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

8.7    Dividends and Other Distributions. Subject to the Committee’s right to determine otherwise at the time of grant, during the Period of Restriction, Participants shall receive all cash dividends, other than large, nonrecurring cash dividends, paid promptly with respect to the Restricted Stock while they are so held, after the vesting of the Restricted Stock. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be established by the Committee at the time of grant and set forth in the Award Agreement, but in no event shall Participants receive any Dividend Equivalents prior to the vesting of the Restricted Stock Units with respect to which they are paid. In addition, with respect to both Restricted Stock or Restricted Stock Units with performance-based vesting, any dividends or Dividend Equivalents that are based on dividends paid prior to the vesting of such Restricted Stock or Restricted Stock Units, as applicable, shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Restricted Stock or Restricted Stock Units vest.

8.8    Termination. Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

To the extent the Restricted Stock/Restricted Stock Unit Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

8.9    Participant’s Death. In the event of the Participant’s death, any vested Restricted Stock or Restricted Stock Units, including Restricted Stock or Restricted Stock Units that vest because of the Participant’s death, shall be paid or delivered on behalf of the Participant.

Article 9.    Performance Units and Performance Stock

9.1    Grant of Performance Units and Performance Stock. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Stock may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Performance Units and/or shares of Performance Stock granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

9.2    Performance Unit/Performance Stock Award Agreement. Each grant of Performance Units and/or shares of Performance Stock shall be evidenced by a Performance Unit and/or Performance Stock Award Agreement that shall specify the number of Performance Units and/or shares of Performance Stock granted, the initial value (if applicable), the Performance Period, the Performance Goals, and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a Change in Control and any rights to Dividend Equivalents.

9.3    Value of Performance Units/Performance Stock. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a share of Performance Stock shall be equal to the Fair Market Value of the Stock. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Stock that will be paid out to the Participants.

9.4    Earning of Performance Units/Performance Stock. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Stock and any Dividend Equivalents earned by the Participant over the Performance Period, to be determined as a function of the extent to which the Committee determines that the corresponding Performance Goals have been achieved.

9.5    Form and Timing of Payment of Performance Units/Performance Stock. Payment of earned Performance Units/Performance Stock shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Performance Stock in cash or in Stock (or in a combination thereof), which has an aggregate Fair Market Value equal to the value of the earned Performance Units/Performance Stock at the close of the applicable Performance Period. Such Stock may be granted subject to any restrictions deemed appropriate by the Committee.

9.6    Termination. Each Performance Unit/Performance Stock Award Agreement shall set forth the extent (if any) to which the Participant shall have the right to receive a Performance Unit/Performance Stock payment upon Termination of Employment during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Stock or among Participants, and may reflect distinctions based on reasons for termination.

To the extent the Performance Unit/Performance Stock Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

9.7    Transferability. Except pursuant to a domestic relations order or as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Stock granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/Performance Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. To the extent the Committee permits the transfer of Performance Units/Performance Stock, in no event shall Performance Units/Performance Stock be transferred for consideration.

9.8    Participant’s Death. In the event of the Participant’s death, any vested Performance Units/Performance Stock, including Performance Units/Performance Stock that vest, shall be paid or delivered on behalf of the Participant.

Article 10.    Other Awards

The Committee shall have the right to grant other Awards which may include, without limitation, the payment of Stock in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee, and the payment of Stock in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11.    Deferrals

The Committee may, in its sole discretion, permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals consistent with Section 409A to the extent applicable.

Article 12.    Rights of Participants

12.1    Termination.     Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the

Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

12.2    Participation. No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

12.3    Limitation of Implied Rights. Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.4    Waiver. Each Participant, by acceptance of an Award, waives all rights to specific performance or injunctive or other equitable relief and acknowledges that he has an adequate remedy at law in the form of damages.

Article 13.    Termination of Employment

If a Participant has a Termination of Employment, then, unless otherwise provided by the Committee or in the Award Agreement, all Awards shall terminate and be forfeited on the date of such Termination of Employment.

Article 14.    Sub-Plans for Employees of Foreign Subsidiaries

The Committee may authorize the adoption of sub-plans of the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards ("Foreign Sub-Plans”), and Awards granted under such Foreign Sub-Plans may be treated as Awards under the Plan, if the Committee so determines. Such Foreign Sub- Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Sub-Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Sub-Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Sub-Plans shall control.

Article 15.    Amendment, Modification, and Termination

The Board may, at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part, provided that no amendment shall be made which shall increase the total number of shares of Stock that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders of the Company.

No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification, or amendment is required by applicable law and except as otherwise provided herein.

Article 16.    Payment for Awards and Withholding

16.1    Payment for Awards. In the event a Participant is permitted to elect to pay the Option Exercise Price or make payment for any other Award through tender of previously acquired Stock, (i) only a whole number of share(s) of Stock (and not fractional shares of Stock) may be tendered in payment, (ii) such Participant must present evidence acceptable to the Company that he has owned any such shares of Stock tendered in payment (and that such shares of Stock tendered have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (iii) Stock must be tendered to the Company, either by actual delivery of the shares or by attestation. When payment is made by tender of Stock, the difference, if any, between the aggregate amount payable and the Fair Market Value of the share(s) of Stock tendered in payment (plus any applicable taxes) shall be paid by check. No Participant may tender shares of Stock having a Fair Market Value exceeding the aggregate Option Exercise Price or other payment due.

16.2    Notification under Section 83(b). If the Participant, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, makes the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

16.3    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Stock withheld as provided below) sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

16.4    Stock Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Stock held by the Participant (by actual delivery of the shares or by attestation) or by having the Company withhold Stock having a Fair Market Value equal to the minimum statutory total withholding tax which could be imposed on the transaction, or such other limitations as will not cause adverse accounting consequences or cost, except as otherwise specifically provided in any Award Agreement with respect to a Participant subject to tax withholding in any foreign jurisdiction in which there is no minimum statutory withholding rates. All elections shall be irrevocable, made in writing (or other method acceptable to the Company) and signed by the Participant. In the event a Participant fails to make an election by the date required, the Participant will be deemed to have made an election to have the Company withhold Stock having a Fair Market Value equal to the minimum statutory total withholding tax which could be imposed on the transaction.

Article 17.    Repayment of Awards

17.1    Restatements (for awards granted prior to February 19, 2020). In the event of a restatement of the Company's financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a Section 16 Officer, as determined by the Board or a committee thereof, the Company shall have the authority, to the extent permitted by applicable law, to

(i)    cancel or cause to be cancelled any or all of such Section 16 Officer's outstanding Awards granted after May 19, 2009;

(ii)    recover or cause to be recovered any or all "Proceeds" (as defined below) resulting from any sale or other disposition (including to the Company) of shares of Stock issued or issuable upon vesting, settlement, or exercise, as the case may be, of any Award granted to such Section 16 Officer after May 19, 2009, plus a reasonable rate of interest; and/or

(iii)    recover or cause to be recovered any cash paid or shares of Stock issued to such Section 16 Officer in connection with any vesting, settlement, or exercise of an Award granted after May 19, 2009, plus a reasonable rate of interest.

The term "Proceeds" means, with respect to any sale or other disposition (including to the Company) of shares of Stock acquired pursuant to an Award, an amount determined by the Committee, (a) in the case of an Award other than an Option or SAR, up to the amount equal to the Fair Market Value per share of Stock at the time of such sale or other disposition multiplied by the number of shares sold or disposed of, or (b) in the case of an Option or SAR, up to the amount equal to the number of shares of Stock sold or disposed of multiplied by the excess of the Fair Market Value per share of Stock at the time of such sale or disposition over the Option Exercise Price or Base Value, as applicable. The return of Proceeds is in addition to and separate from any other relief available to the Company or any other actions as may be taken by the Committee in its sole discretion. Any determination by the Committee with respect to the foregoing shall be final, conclusive, and binding on all interested parties.
17.2    Clawback Policy (for awards granted on or after February 19, 2020). Awards granted on or after February 19, 2020 will be subject to The Allstate Corporation Clawback Policy adopted by the Committee and set forth in the applicable Award Agreement.
17.3    No Limitation on Other Rights. Nothing contained in this Article 17 shall be deemed to limit any additional legal or equitable rights or remedies the Company may have under applicable law, any policy adopted by the Company, or the terms of any Award Agreement or other agreement with the Participant, to seek cancellation of any Award or repayment of any Stock or other amounts paid pursuant to such Award.

Article 18.    Successors
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

Article 19.    Legal Construction

19.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

19.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3    Requirements of Law. The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4    Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware, except with regard to conflicts of law provisions.

19.5    Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with or be exempt from the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"), and the Plan and any Awards granted under the Plan shall be interpreted and construed in a manner consistent with such intent. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section. In the event that it is reasonably determined by the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the applicable Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A, which action may include, but is not limited to, delaying payment to a Participant who is a “specified employee” within the meaning of Section 409A until the first day following the six-month period beginning on the date of the Participant’s Termination of Employment. No action or failure by the Committee or the Company in good faith to act, pursuant to this Section 19.5 shall subject the Committee, the Company, or any of the Company’s employees, directors, or representatives to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Section 409A.